Exhibit 99.2

Lemon, Inc. (formerly

Bling Nation, Ltd.)

(Unaudited) Condensed Financial Statements as of
September 30, 2013 and December 31, 2012 and for
the Nine Months Ended September 30, 2013 and
2012

Lemon, Inc. (formerly bling nation, ltd.)

LEMON INC. (FORMERLY BLING NATION, LTD.)

(UNAUDITED) CONDENSED BALANCE SHEETS

	September 30, 2013	December 31, 2012
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$3,307,385	$5,043,802
Virtual Currency	1,235,738	-
Accounts receivable	24,485	20,745
Prepaid expenses and other current assets	130,814	96,028
Total current assets	4,698,422	5,160,575
PROPERTY AND EQUIPMENT — Net	6,348	8,058
OTHER ASSETS	248,448	16,555
TOTAL ASSETS	$4,953,218	$5,185,188
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable	$326,081	$202,434
Accrued liabilities	147,280	91,514
Current portion of long term debt	602,683
Total current liabilities	1,076,044	293,948
Convertible preferred stock warrant liabilities	260,125	-
Long-term debt, net of current portion	2,397,317	-
TOTAL LIABILITIES	3,733,486	293,948
COMMITMENTS AND CONTINGENCIES (Note 3)
STOCKHOLDERS’ EQUITY:
Convertible preferred stock:
Series A-1, $0.001 par value — authorized, issued, and outstanding 5,518,000 shares at September 30, 2013 and December 31, 2012; aggregate liquidation preference of $5,518,000	5,518	5,518
Series A-2, $0.001 par value — authorized, issued, and outstanding 5,016,302 shares at September 30, 2013 and December 31, 2012; aggregate liquidation preference of $7,921,440	5,016	5,016
Series A-3, $0.001 par value — authorized 1,148,551 shares; issued and outstanding 1,148,551 shares in 2012; aggregate liquidation preference of $17,213,141	1,149	1,149
Series A-4, $0.001 par value — authorized 4,759,370 and 4,464,685 shares at September 30, 2013 and December 31, 2012, respectively; issued and outstanding 4,464,685 shares at September 30, 2013 and December 31,2012; aggregate liquidation preference of $4,942,847	4,465	4,465
Common stock, $0.001 par value — authorized 25,000,000 and 22,000,000 shares at September 30, 2013 and December 31, 2012, respectively; issued and outstanding 1,506,984 and 1,385,768 shares at September 30, 2013 and December 31, 2012, respectively	1,507	1,386
Additional paid in capital	36,856,316	36,712,917
Accumulated deficit	(35,654,239)	(31,839,211)
Total stockholders’ equity	1,219,732	4,891,240
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$4,953,218	$5,185,188

See accompanying notes to condensed financial statements.

LEMON INC. (FORMERLY BLING NATION, LTD.)

(UNAUDITED) CONDENSED STATEMENTS OF OPERATIONS

	Nine Months Ended September 30,
	2013	2012
SERVICE REVENUES	$503,252	$108,895
COST OF SERVICE REVENUES	451,277	802,917
GROSS LOSS	51,975	(694,022)
OPERATING EXPENSES:
Technology and development	876,536	770,350
Selling and marketing	2,177,696	1,295,217
General and administrative	977,644	1,167,863
Total operating expenses	4,031,876	3,233,430
LOSS FROM OPERATIONS	(3,979,901)	(3,927,452)
INTEREST AND OTHER INCOME	165,673	88,844
LOSS BEFORE INCOME TAXES	(3,811,974)	(3,838,608)
INCOME TAX EXPENSE	800	800
NET LOSS	$(3,815,028)	$(3,839,408)

See accompanying notes to condensed financial statements.

LEMON INC. (FORMERLY BLING NATION, LTD.)

(UNAUDITED) CONDENSED STATEMENTS OF CASH FLOWS

	Nine Month Period Ended
	September 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(3,815,028)	$(3,829,408)
Adjustments to reconcile loss from continuing operations to net cash used in operating activities — continuing operations:
Stock-based compensation	125,337	112,405
Depreciation and amortization	26,785	18,312
Unrealized gain on virtual currency	(234,008)	-
Loss on disposal of assets	1,011	-
Changes in operating assets and liabilities:
Accounts receivable	(3,740)	(1,907)
Prepaid expenses and other current assets	(28,231)	59,430
Accounts payable	123,647	(110,028)
Accrued liabilities and other liabilities	55,768	65,367
Net cash used in operating activities	(3,748,460)	(3,695,829)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(4,409)	(4,917)
Investments in virtual currency	(1,001,730)	-
Net cash used in investing activities	(1,006,139)	(4,917)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from the long term debt	3,000,000	-
Payment for repurchase of preferred shares	-	(2,700,020)
Proceeds from issuance of preferred series A-4 (net of issuance costs)	-	4,943,647
Proceeds from exercise of stock options	18,182	15,870
Net cash provided by financing activities	3,018,182	2,259,497
NET DECREASE IN CASH AND CASH EQUIVALENTS	(1,736,417)	(1,441,249)
CASH AND CASH EQUIVALENTS — Beginning of period	5,043,802	7,480,114
CASH AND CASH EQUIVALENTS — End of period	$3,307,385	$6,038,865

See accompanying notes to condensed financial statements.

LEMON, INC. (FORMERLY BLING NATION, LTD.)

NOTES TO UNAUDITED CONDENSED FINANCIAL STATEMENTS

1.	THE COMPANY AND BASIS OF PRESENTATION

The Company — The Company was incorporated in 2007 under the name “Bling Nation, Ltd.” Between 2007 and 2011, the Company and its wholly owned subsidiary Lemon, Inc. offered a mobile payments service. In April 2011, the Company discontinued this service. In October 2011, the Company began making commercially available a smartphone application (“apps”) relating to receipts and expense management. In June 2012, the Company expanded its offerings to include a mobile wallet service. In March 2012, the Company, a Bermuda company, was merged with and into Lemon, Inc., with Lemon, Inc., as the surviving corporation (hereafter “the Company”). At that time, the Company renamed its “Series B preferred shares” as “Series A-3 preferred stock,” and the senior liquidation preferences and protective voting provisions associated with that class of securities were eliminated.

Risks and Uncertainties — The Company operates in a dynamic and highly competitive industry and believes that changes in any of the following areas could have a material adverse effect on the Company’s future financial position, results of operations, or cash flows: ability to obtain future financing; advances and trends in new technologies and industry standards; market acceptance of the Company’s products; development of sales channels; certain strategic relationships; litigation or claims against the Company based on intellectual property, patent, or other factors; and the Company’s ability to attract and retain employees necessary to support its growth.

The Company is subject to the risks associated with a loss-generating entity, including the need to further develop its technology, operations, and sales and marketing channels to attain profitability. Successful development of the Company’s products and services and, ultimately, the attainment of profitable operations, are dependent upon future events, including its ability to grow its customer base, and develop strategic alliances.

Basis of Presentation —The accompanying unaudited condensed financial statements as of September 30, 2012 and for the nine month periods ended September 30, 2013 and 2012 are unaudited and have not been reviewed by an independent auditor. The unaudited condensed consolidated financial statements include all adjustments, consisting of normal recurring adjustments, which the Company considers necessary for a fair presentation of the financial position and the results of operations for those periods.

Certain information and disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been omitted. These financial statements should be read in conjunction with the consolidated financial statements and notes thereto included in the Company’s December 31, 2012 audited financial statements. Operating results for the nine month periods ended September 30, 2013 are not necessarily indicative of the results that may be expected for the entire year ending

December 31, 2013.

The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred recurring net losses and cash used in operating activities through the nine month period ended September 30, 2013. Net losses for each of the nine month periods ended September 30, 2013 and 2012 were $3.8 million, and cash used in operating activities was $3.7 million for each of the nine month period ended September 30, 2013 and 2012 which, among other factors, may indicate that the Company will be unable to continue as a going concern for a reasonable period of time.

The financial statements do not include any adjustments relating to the recoverability and classification of recorded asset amounts or the amounts and classification of liabilities that might be necessary should the Company be unable to continue as a going concern.

As discussed in Note 4, the Company entered into a $3 million loan and security agreement in July 2013. Management intends to take all action necessary to bring the Company to positive cash flows from operations as soon as possible. The Company’s ability to implement its operating plan is dependent on its ability to continue investment in its product enhancements while growing its current customer base and, ultimately, to attain profitable operations.

However, there can be no guarantee as to the ability of the Company to achieve positive cash flows from operations required to satisfy its obligations, or to secure additional financing, if and when needed, on terms acceptable to management if financing is available.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Use of Estimates — The preparation of the accompanying financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and reported amounts of revenues and expenses during the reporting period. Significant items subject to such estimates include the useful lives of property, equipment, and software; stock-based compensation costs; assumptions used in the valuation of income taxes assets and liabilities; income tax uncertainties; valuation of common stock and reserves for contingencies. These estimates and assumptions are based on management’s best estimates and judgment. Management evaluates its estimates and assumptions on an ongoing basis using historical experience and other factors, including the current economic environment, which management believes to be reasonable under the circumstances. The Company adjusts such estimates and assumptions when facts and circumstances dictate. As future events and their effects cannot be determined with precision, actual results could differ significantly from these estimates. Changes in those estimates resulting from continuing changes in the economic environment will be reflected in the financial statements in future periods.

Revenue Recognition — The Company recognizes revenue when persuasive evidence of an arrangement exists, delivery of services to the customer has occurred, the price is fixed or determinable, and collection of the service fee is reasonably assured. Subscription revenues are recognized ratably over each subscriber’s monthly subscription period. Deferred revenue consists of subscription revenues billed to subscribers that have not been recognized. During the nine month period ended September 30, 2013 and 2012, revenue recognized from the Company’s app was approximately $503,252 and $108,895, respectively.

Virtual Currency — The Company’s virtual currency consist of Bitcoin which are carried at fair value and are considered level 1 financial assets. Level 1 financial assets relate to assets where fair value can be determined using observable inputs such as quoted prices (unadjusted) in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities.

Warranty — The Company’s website, services, and apps are provided “as is” with no warranty of any kind. The use of the Company’s website, services, and apps is at the user’s sole risk.

Indemnification  — Under the Company’s terms of use, users agree to indemnify, defend, and hold the Company, its employees, agents, consultants, subsidiaries, partners, affiliates, and licensors harmless against any and all claims, costs, losses, damages, liabilities, judgments, and expenses (including reasonable fees of attorneys and other professionals) arising from or in any way related to such user’s use of the Company’s website, services, and apps. The Company has not incurred expenses related to these indemnification agreements and no claims for such indemnifications were outstanding as of September 30, 2013 or December 31, 2012.

3.	COMMITMENTS AND CONTINGENCIES

The Company is subject to legal proceedings and claims that have arisen in the ordinary course of business. Although there can be no assurance as to the ultimate disposition of these matters, we believe, based upon the information available at this time, that a material adverse outcome related to the matters is neither probable nor estimable.

4.	LONG TERM DEBT

On July 1, 2013, the Company entered into a $3 million loan and security agreement with Venture Lending and Leasing, Inc. (“VLL”). The term of the financing is interest only for 9 months at a rate of 11% followed by 27 months of equal amortization. The lender has the first security priority lien on all of Company’s assets. There are no financial covenants that the Company has to comply with. In connection with entering into such agreement, the Company issued warrants to the VLL Funds to purchase up to 294,670 shares of Series A-4 preferred stock (or other shares if the Company completes a subsequent preferred stock financing). The relative fair value related to the issuance of the warrants was treated as a discount on the loan and amortized over the life of the financing. The amortization of the discount on the loan is recognized in interest and other (expense) income on the condensed statement of operations.

5.	STOCKHOLDERS’ EQUITY

Presentation  — The par value of the Company’s convertible preferred stock and common stock is $0.001 per share. Amounts reported in the accompanying balance sheet for such preferred stock and common stock include the additional paid-in capital associated with each respective series.

Convertible Preferred Stock — The rights, preferences, and privileges of the Series A-1, Series A-2, Series A-3 and Series A-4 preferred stock of the Company as of September 30, 2013 are as follows:

Dividend  — Holders of Series A-1, Series A-2, Series A-3 and Series A-4 convertible preferred stock are entitled to receive noncumulative dividends at the per annum rate of 8% of the original issuance prices of $1.00, $1.5948, $4.3533, and $1.1199 per share, respectively, subject in each case to appropriate adjustment in the event of any stock dividend, stock bonus issue, stock split, subdivision, combination, consolidation, or similar recapitalization with respect to the respective series of preferred stock plus an additional amount on “as converted” to common share basis when, as, and if declared by the board of directors. Holders of Series A-4 preferred stock have a priority of dividends payments over holders of Series A-1, Series A-2 and Series A-3 preferred stock. No dividends on preferred stock were declared by the Board for the nine month period ended September 30, 2013.

Voting — In general, holders of preferred stock vote together with the holders of common stock as a single class. The consent of a majority of the common stock issuable upon conversion of the then-outstanding preferred stock (voting as a single class and on an as-converted basis) is required to effect the following: (a) a material alteration of changes to the rights of the preferred stock; (b) increasing the authorized number of preferred stock or any series of preferred stock; (c) authorizing or creating a new class of equity securities with rights that are senior to or on parity with any series of preferred stock; (d) certain defined liquidation events; (e) purchasing, redeeming, paying dividends on, or make distributions on equity securities other than certain enumerated exceptions; (f) selling, leasing, transferring, or otherwise disposing of a material portion of the assets of the Company; (g) increasing the number of stock reserved and available for grant under the Company’s equity incentive plans; or (h) changing the size of the board of directors from five directors. In addition, the consent of a majority of the Series A-4 preferred stock then outstanding (voting separately as a class on an as-converted basis) is required to increase the authorized number of Series A-4 preferred stock.

Conversion — Each preferred share is convertible, at the option of the holder, at any time, and without the payment of additional consideration by the holder, into such number of fully paid and nonassessable common stock as is determined by dividing the original issue price for such series of preferred stock by the applicable conversion price in effect at the time of conversion. The conversion prices for the Series A-1, Series A-2, Series A-3 and Series A-4 preferred stock are its respective original issue prices, subject to adjustments for certain events. The preferred stock will also be converted automatically into stock of common stock immediately prior to an initial public offering with aggregate proceeds of at least $30 million or upon the date specified by written consent of holders of a majority of the outstanding preferred stock on an as-converted basis.

Liquidation  — In the event of any liquidation, dissolution, or winding up of the Company, including a merger, acquisition, or sale of assets, as defined, the holders of Series A-4 preferred stock are entitled to receive an amount per share to the greater of (i) Series A-4 original issue price plus any declared but unpaid dividends or (ii) such amount per share as would have been payable had all Series A-4 preferred stock been converted into common stock immediately prior to such deemed liquidation event. If upon any such deemed liquidation event, the assets of the Company available for distribution to stockholders of the Company shall be insufficient to pay the holders of Series A-4 preferred stock the full amount to which they shall be entitled, the holders of Series A-4 preferred stock shall share ratably in any distribution of the assets available for distribution in proportion to the respective amounts, which would otherwise be payable in respect of the

Series A-4 preferred stock held by them upon such distribution if all amounts payable on or with respect to such stock were paid in full.

After distributions have been made to all holders of Series A-4 preferred stock in full, the holders of Series A-1, Series A-2 and Series A-3 preferred stock are entitled to receive an amount per share to the greater of (i) the respective Series A-1, Series A-2 and Series A-3 original issue prices plus any declared but unpaid dividends or (ii) such amount per share as would have been payable had all Series A-1, Series A-2 and Series A-3 preferred stock been converted into common stock immediately prior to such deemed liquidation event. If the assets of the Company available for distribution to stockholders shall be insufficient to pay the holders of Series A-1, Series A-2 and Series A-3 preferred stock the full amount to which be entitled, the holders of Series A-1, Series A-2 and Series A-3 preferred stock shall share ratably in any distribution of the remaining assets available for distribution in proportion to the respective amounts, which would otherwise be payable in respect of the Series A-1, Series A-2 and Series A-3 preferred stock held by them upon such distribution if all amounts payable on or with respect to such stock were paid in full.

After the payment in full of all preferential amounts required to be paid to the holders of preferred stock, the remaining assets of the Company available for distribution to stockholders shall be distributed among the holders of common stock pro rata based on the number of common stock held by each such holder.

Preferred Stock Repurchase — In February 2012, the Company repurchased 3,445,661 Series B preferred shares from Balderton Capital Partners (“Balderton”), representing all of the shares of the Company held by Balderton. The shares were repurchased at a price of $0.7836 per share, or approximately $2.7 million, pursuant to a repurchase agreement, including a mutual release of claims. In connection with the consummation of the repurchase, a director of the Company who was associated with Balderton, resigned from his position as director, which was accepted by the board of directors of the Company.

Conversion of Series B preferred stock into Series A-3 — In March 2012, the Company changed its place of incorporation from Bermuda to Delaware. To effect this change, Bling Nation, Ltd., was merged with and into Lemon, Inc., with Lemon, Inc., as the surviving corporation. As a result of this change, the Company amended and restated the certificate of incorporation and bylaws. As part of this change, the Company’s Series B preferred shares were renamed as “Series A-3 preferred stock,” and the senior liquidation preferences and protective voting provisions associated with that class of securities were eliminated.

Series A-4 Preferred Stock Issuance — In May 2012, the Company completed a Series A-4 preferred stock financing. The Company issued 4,464,685 shares of Series A-4 preferred stock at a price of $1.1199 per share to existing and new investors, for total gross proceeds of $5 million. As part of the financing, a new director, who is associated with a new investor, joined the board of directors of the Company.

Common Stock — As of September 30, 2013, the Company has authorized 25,000,000 common stock, of which 1,506,984 common stock were issued and outstanding, of which all were fully vested.

6.	RELATED-PARTY TRANSACTIONS

Meck Investments, Ltd. (“Meck Investments”), is a fund associated with the chief executive officer and with the chairman of the board of directors of the Company. In connection with the founding of the Company, the Company sold shares of its common stock and preferred stock to Meck Investments in exchange for capital investments in 2007 and 2008. Meck Investments subsequently invested in the Company’s Series A-2 preferred stock and Series A-3 preferred stock financings. As of December 31, 2012, Meck Investments held 10,000 shares of common stock and 5,930,842 shares of preferred stock. Meck Investment’s relationship with the Company includes stock ownership, and participation in the governance of the Company through membership in the board of directors.

During the nine month period, the Company acquired 10,038 Bitcoin at market rates of approximately $100 per Bitcoin, in a private transaction from the chief executive officer of the Company in anticipation of a product launch. These were repurchased by the chief executive officer in October at market rates of $136 per Bitcoin. At September 30, 2013 the Bitcoin has been fair valued based on the current market rate and an unrealized gain of $234,008 has been recognized in interest and other (expense) income.

7.	SUBSEQUENT EVENTS

In December 2013, the Company was acquired by LifeLock, Inc, on acquisition all outstanding equity of the Company was acquired and the outstanding $3 million loan and security agreement with VLL was repaid.

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